Exhibit 10.9

INVESTORS SAVINGS BANK
AMENDED AND RESTATED
SUPPLEMENTAL ESOP AND RETIREMENT PLAN
WHEREAS, the Board of Directors of Investors Savings Bank (“Bank”) has adopted the Financial Institutions Retirement Fund (“Retirement Plan”), and sponsors the Investors Savings Bank Employee Stock Ownership Plan (“ESOP”) for employees of the Bank; and
WHEREAS, the Internal Revenue Code of 1986, as amended (“Code”), imposes limitations on the amounts that may be contributed on behalf of participants in the ESOP, and the benefit that may accrue with respect to participants under the Retirement Plan, including limiting the amount of compensation that may be considered in determining benefits under these plans; and
WHEREAS, the Bank originally implemented the Investors Savings Bank Supplemental Retirement Plan effective May 17, 1994 (the “1994 Plan”), to provide certain employees with benefits to which they would be entitled under the Retirement Plan, but for the application of the limitations imposed by the Code; and
WHEREAS, the 1994 Plan was amended and restated effective January 1, 2005 (the “2005 Plan”), in order to add an ESOP feature to the 1994 Plan and to comply with changes in the tax laws under Code Section 409A that governs nonqualified deferred compensation arrangements; and
WHEREAS, Final Regulations (as defined herein) under Code Section 409A that were published on April 10, 2007, and are generally applicable for taxable years beginning on or after January 1, 2008, provide additional rules and clarification for complying with Code Section 409A; and
WHEREAS, the Bank and Participants now desire to amend and restate the 2005 Plan in order to conform the 2005 Plan to the Final Regulations under Code Section 409A, and for certain other purposes.
NOW, THEREFORE, by resolution of the Board of Directors, the Investors Savings Bank Supplemental ESOP and Retirement Plan is hereby renamed the “Investors Savings Bank Amended and Restated Supplemental ESOP and Retirement Plan,” and is hereby amended and restated, as follows:

1.	Background and Purpose
Investors Savings Bank hereby amends and restates, effective July 1, 2007, the Investors Savings Bank Supplemental ESOP and Retirement Plan, and renames it the Investors Savings Bank Amended and Restated Supplemental ESOP and Retirement Plan. The Plan is intended to provide supplemental benefits to replace the benefits that have been curtailed under the Retirement Plan and the ESOP due to the application of Sections 401(a)(17) and 415 of the Code. The Plan, as amended and restated, is intended to comply with Section 409A of the Code and any regulatory or other guidance issued under such Section. The Plan is intended to be an unfunded plan of deferred compensation covering “a select group of highly compensated or management employees” of the Bank for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.	Definitions
Where the following words and phrases appear in the Plan, they shall gave the respective meaning as set forth below unless the context clearly indicates the contrary.

(a)	“Administrator” shall mean the Committee.

(b)
“Active Participant” shall mean a Participant of the ESOP who has satisfied the ESOP eligibility requirements and who has at least 1,000 Hours of Service (as defined in the ESOP) during the current ESOP plan year. However, a Participant shall not qualify as an Active Participant unless (i) he is in active employment with the Bank as of the last day of the ESOP plan year, or (ii) he is on a recognized absence, as defined in the ESOP, as of that date, or (iii) his employment terminated during the Plan Year by reason of Disability, death, Early or Normal Retirement.

(c)	“Board of Directors” shall mean the Board of Directors of the Bank.

(d)
“Change in Control” shall mean (1) a change in ownership of the Bank under paragraph (i) below, or (2) a change in effective control of the Bank under paragraph (ii) below, or (3) a change in the ownership of a substantial portion of the assets of the Bank under paragraph (iii) below:

(i)    Change in the ownership of the Bank. A change in the ownership of the Bank shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (ii)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (ii) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (i) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.
(ii)    Change in the effective control of the Bank. A change in the effective control of the Bank shall occur on the date that either (A) any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation; or (B) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii)(B), the term corporation refers solely to a corporation for which no other corporation is a majority shareholder. In the absence of an event described in paragraph (A) or (B), a change in the effective control of a corporation will not have occurred. If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of this paragraph (ii)), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation within the meaning of paragraph

(i)). Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.
(iii)    Change in the ownership of a substantial portion of the Bank’s assets. A change in the ownership of a substantial portion of the Bank’s assets shall occur on the date that any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (iii) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.
(iv)    Each of the sub-paragraphs (i) through (iii) above shall be construed and interpreted consistent with the requirements of Code Section 409A and the Final Regulations or other guidance issued thereunder. Notwithstanding anything herein to the contrary, the reorganization of the Company by way of a second step conversion shall not be considered a “Change in Control.”

(e)	“Committee” shall mean the Committee appointed by the Board of Directors to administer the Plan.

(f)	“Company” shall mean Investors Bancorp, Inc.

(g)	“Disability” shall mean total and permanent disability within the meaning of the Social Security Act.

(h)
“Early Retirement Date” shall mean, with respect to the ESOP, retirement on or after a Participant who participates in the ESOP attains age 55 and completes 10 years of employment with the Bank or any of its affiliates. With respect to the Supplemental Retirement Plan Benefit, “Early Retirement Date” shall mean the first day of the month coincident with or next following the date the employment of a Participant who participates in the Retirement Plan is terminated if, at such time, the Participant has not yet attained age 65 and is partially or fully vested in his benefits under the Retirement Plan.

(i)
“ESOP Beneficiary” shall mean the person or persons who are designated by a Participant participating in the ESOP to receive benefits payable under the ESOP on the Participant’s death. In the absence of any designation or if all the designated beneficiaries shall die before the Participant dies or shall die before all benefits payable under the ESOP have been paid, the Participant’s ESOP Beneficiary shall be his surviving spouse (as that term is defined under the ESOP), if any, or his estate if he is not survived by a spouse. The Committee may rely upon the advice of the Participant’s executor or administrator as to the identity of the Participant’s spouse.

(j)	“Final Regulations” shall mean the final regulations promulgated under Code Section 409A.

(k)
“Normal Retirement Date,” with respect to the Supplemental ESOP Benefit, shall mean the later of (i) the date on which a Participant attains age 65 and (ii) the 5th anniversary of the time a Participant commenced participation in the ESOP. With respect to the Supplemental Retirement Plan Benefit, Normal Retirement Date shall mean the later of (i) the first day of the month coincident with or next following his 65th Birthday, (ii) his actual retirement.

(l)
“Participant” shall mean an employee of the Bank designated by the Compensation Committee to participate in the Plan and who is eligible to participate in the Plan as a result of his or her benefits under the Retirement Plan and/or the ESOP being limited by the application of either Section 401(a)(17) or 415 of the Code.

(m)
“Phantom Shares” shall mean the unit of measurement of a Participant’s account hereunder denominated in hypothetical shares of the Company’s Stock. On any measurement date, the Phantom Stock shall have a value equal to the fair market value of the Company’s Stock on such date.

(n)	“Plan” shall mean the Investors Savings Bank Amended and Restated Supplemental ESOP and Retirement Plan.

(o)
“Plan Year” shall mean, generally, the fiscal year of the Company, provided, however, for purposes of determining allocations under the Supplemental ESOP portion of the Plan, “Plan Year” shall mean the twelve-month period commencing January 1 and ending December 31.

(p)
“Separation from Service” means the Participant’s death, retirement or other termination of employment with the Bank within the meaning of Code Section 409A. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Participant’s right to reemployment is provided by law or contract. If the leave exceeds six months and the Participant’s right to reemployment is not provided by law or by contact, then the Participant shall have a Separation from Service on the first date immediately following such six-month period.

Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Bank and Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 months (or such lesser period of time in which the Participant has provided services for the Bank). The determination of whether a Participant has a Separation from Service shall be made by applying the presumptions set forth in the Final Regulations under Code Section 409A.

(q)
“Specified Employee” means, with respect to a publicly traded company, an employee of the Bank or Company who is also a “key employee” as such term is defined in Section 416(i) of the Code, without regard to Paragraph 5 thereof.

(r)	“Stock” shall mean the common stock of Investors Bancorp, Inc., par value $.01 per share.

(s)	“Supplemental ESOP” shall mean the portion of this Plan that provides a benefit to Participants that supplements the tax-qualified ESOP benefit of such person.

(t)	“Supplemental ESOP Benefit” shall mean the benefit attributable to a Participant under the Supplemental ESOP.

(u)
“Supplemental Retirement Plan” shall mean the portion of the Plan that provides a benefit to participants that supplements the benefit available to the Participant under the tax-qualified Retirement Plan.

(v)	“Supplemental Retirement Plan Benefit” shall mean the benefit attributable to a Participant under the Supplemental Retirement Plan.
3.Participation
The Committee may designate an employee as a Participant if he or she is a Participant in the Retirement Plan and/or the ESOP and his or her benefits thereunder are limited by the application of either Section 401(a)(17) or 415 of the Code.

4.	Benefits

(a)	Benefits Attributable to Participation in the Retirement Plan
A Participant’s accrued benefit under the Plan that is attributable to his or her participation in the Retirement Plan shall be determined as follows:
(i)For each employee who is a Participant in the Plan, his or her accrued Supplemental Retirement Plan Benefit at a specified date shall be equal to the excess, if any, of (1) the vested accrued benefit to which he or she would then be entitled under the Retirement Plan, determined without regard to the limitations of Code Sections 401(a)(17) and 415, over (2) the vested accrued benefit to which the Participant is then entitled under the Retirement Plan (as from time to time amended) which takes into account the limits of Section 401(a)(17) and Section 415 of the Code.
(ii)A Participant’s accrued Supplemental Retirement Plan Benefits under this Plan shall: (1) be payable in accordance with the Participant’s distribution election made in accordance with the requirements of Section 4(a)(iii) hereof, (2) be calculated using the relevant actuarial assumptions applicable to the Retirement Plan, and (3) vest in accordance with the following vesting schedule:
Completed Years    Vested
of Employment    Percentage

Less than 5     0%
5 or more    100%

(iii)Prior to the latest of December 31, 2007, the last day of the “transition period” under Code Section 409A, or the 30th day after a Participant first becomes eligible to participate in the Plan, a Participant shall be required to complete a Distribution Election Form for his Supplemental Retirement Plan Benefit, attached hereto as Exhibit A. Such Distribution Election Form shall provide the Participant, as of the date of the election, with the choice of a lump sum distribution or various forms of annuities with respect to the Supplemental Retirement Plan Benefits. A Participant’s election under the Distribution Election Form shall be irrevocable, except as permitted by Code Section 409A.

(b)	Benefits Attributable to Participation in the ESOP
The amount credited to a Participant’s account balance under the Plan that is attributable to his or her participation in the ESOP portion of the Plan shall be denominated in Phantom Shares equal to the sum of the difference between “(i)” and “(ii),” plus “(iii),” where:
(i)is the number of shares of Stock that would have been allocated to the ESOP account of the Participant, and the earnings thereon, had the limitations of Sections 401(a)(17) and 415(c)(1)(A) and 415(c)(6) of the Code not been applicable (this calculation shall be made based on the following assumptions: (A) the “Compensation” (as defined in the ESOP) that exceeds the Code Section 401(a)(17) limits of all persons who are Participants in the Supplemental ESOP is added to the participant Compensation actually taken into consideration under the ESOP and (B) the actual number of shares of Stock released under the ESOP is deemed to be allocated to ESOP participants on the basis of the Compensation determined in “(A)”);
(ii)is the number of shares of Stock actually allocated to the account of the Participant for the relevant ESOP plan year; and
(iii)each year, the dollar amount of the earnings on the Phantom Shares deemed allocated to a Participant’s account is determined and such earnings are converted into Phantom Shares as of the last day of the ESOP plan year, based on the fair market value of the Company’s Stock on such date.
(iv)Supplemental ESOP Benefits will be credited to a Participant’s account in the Plan only for the Plan Years in which the Participant is an Active Participant. Supplemental ESOP Benefits

credited to a Participant’s account under this Plan shall vest in accordance with the following vesting schedule:
Completed Years    Vested
of Employment    Percentage

Less than 5     0%
5 or more    100%

(v)Prior to the latest of December 31, 2007, the last day of the “transition period” under Code Section 409A, or the 30th day after a Participant first becomes eligible to participate in the Supplemental ESOP, a Participant shall be required to complete a Distribution Election Form for his Supplemental ESOP Benefit, attached hereto as Exhibit B. Such Distribution Election Form shall provide the Participant, as of the date of the election, with the choice of a lump sum distribution or installment payments over a period of years not to exceed a maximum of 5 years. A Participant’s election under the Distribution Election Form shall be irrevocable, except as permitted by Code Section 409A.
(vi)    All distributions of Supplemental ESOP Benefits will be made in cash and will not be made in shares of Stock.

(c)Changes in Distribution Option.

(i)
Notwithstanding anything herein to the contrary, a Participant may change his distribution option hereunder through December 31, 2007, in accordance with Sections XII(A) and XII(B) of the Preamble to the Final Regulations issued under Code section 409A, and Section 3.02 of Internal Revenue Service Notice 2006-79; provided, however, that in 2007, a Participant cannot change payment elections with respect to payments that the Participant would otherwise receive in 2007 or cause payments to be made in 2007. Any transition period changes shall be made on such forms as are provided by the Administrator and shall be filed with the Administrator during the applicable transition period.

(ii)
In the event a Participant desires to modify the time or form (e.g., from an annuity to a lump sum or vice versa) of his distribution option after December 31, 2007, the Participant may do so by filing a written election with the Administrator, provided that, with respect to any modification to a distribution option made after December 31, 2007:

(1)	the subsequent election shall not be effective for at least 12 months after the date on which the subsequent election is made; and

(2)
except for payments upon the Participant’s death or Disability, the first payment for which the subsequent election is made shall be deferred for a period of not less than 5 years from the date on which such payment would otherwise have been made.

(iii)
Notwithstanding anything herein to the contrary, a Participant who has elected to receive a distribution in the form of a life annuity may change the form of annuity payment from one type of life annuity to another type of life annuity, with the same scheduled date for the first annuity payment, before any annuity payment has been made under the Plan, provided that the annuities are actuarially equivalent, applying reasonable actuarial methods and assumptions in accordance with Final Regulations Section 1.409A-2(b)(2)(ii).

5.	Payment of Supplemental Benefits

(a)	Supplemental Retirement Plan Benefits
(i)In the event of Separation from Service prior to attainment of age 55, and except as otherwise provided herein, a Participant’s accrued Supplemental Retirement Plan Benefits shall be distributed in a single lump sum distribution commencing within thirty (30) days following such Separation from Service. In the event of Separation from Service on or after attainment of age 55, a Participant’s accrued Supplemental Retirement Plan Benefits under the Plan shall become payable to him or her as of the first day of the month next following his or her Early Retirement Date or Normal Retirement Date, as applicable, and shall be payable to the Participant and, where applicable, to his or her spouse or other beneficiary as contingent annuitant in the same form and over the same period as the Participant shall have elected as set forth in Section 4(a)(iii).
(ii)In the event of a Participant’s Separation from Service coincident or within two (2) years following a Change in Control, the Participant shall receive his accrued Supplemental Retirement Plan Benefit payable in a single sum within thirty (30) days after the Participant’s Separation from Service.
(iii)Notwithstanding any provision in the Plan to the contrary, if a Participant is a Specified Employee and incurs a Separation from Service, such Participant’s accrued Supplement Retirement Plan Benefits shall become payable to him or her as of the first day of the seventh month next following his or her Early Retirement Date or Normal Retirement Date, as applicable, or other termination of employment (e.g., Separation of Service prior to attainment of age 55), and shall be payable to the Participant and, where applicable, to his or her spouse or other beneficiary as a contingent annuitant in the same form and over the same period as the Participant shall have elected as set forth in Section 4(a)(iii).

(b)	Supplemental ESOP Benefit
(i)Unless the Participant makes an alternative election on Exhibit B hereto, payment of a Participant’s Supplement ESOP Benefits shall be payable in a lump sum in cash commencing within thirty (30) days of the Participant’s: (i) “Separation From Service,” (ii) Disability, or (iii) death.
(ii)Notwithstanding any provision in the Plan to the contrary, if a Participant is a Specified Employee, such Participant’s accrued Supplement ESOP Benefits shall become payable to him or her upon Separation from Service, other than due to Disability or death, as of the first day of the seventh month next following such Separation from Service.

6.	Supplemental Survivor Benefit

(a)	Supplemental Retirement Plan Benefits
(i)If a married Participant dies prior to the commencement of the payment of his or her accrued Supplemental Retirement Plan Benefits, his or her surviving spouse shall be entitled to accrued Supplemental Retirement Plan Benefits under the Plan determined under Section 4 above with respect to the spouse’s survivor benefit under the Retirement Plan. Such benefit shall be paid in the form elected by the Participant in the Participant’s Distribution Election Form for benefits payable upon Separation from Service at the Normal Retirement Date. The Survivor’s Benefit shall begin within thirty (30) days after the Bank is notified of the date of death of Participant.
(ii)If a Participant dies after the commencement of his or her accrued Supplemental Retirement Plan Benefit under the Plan, the only death benefits that shall be payable under the Plan are those death benefits, if any, that are payable under the form of benefit payment under the Plan that was in effect while the Participant was alive.

(b)	Supplemental ESOP Benefits
(i)In the event of the death of a Participant prior to the commencement of payment of his or her Supplemental ESOP Benefits, the ESOP Beneficiary of the Participant shall be entitled to receive as a benefit from the Plan an amount equal to 100% of the Supplement ESOP Benefits that would have been payable to Participant at the time of his or her death. Such benefit shall be paid in the form elected by the Participant in the Participant’s Distribution Election Form for benefits payable upon Separation from Service. The Survivor’s Benefit shall begin within thirty (30) days after the Bank is notified of the date of death of Participant.
(ii)If a Participant dies after the commencement of his or her accrued Supplemental ESOP Benefit under the Plan, the only death benefits that shall be payable under the Plan are those death benefits, if any, that are payable under the form of benefit payment under the Plan that was in effect while the Participant was alive.
7.Miscellaneous

(a)
The Plan shall be administered by the Committee. The decisions of the Committee with respect to any questions arising as to the interpretation of this Plan, including the availability of any and all of the provisions thereof, shall be final, conclusive and binding.

(b)
This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. The Participant and his beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Bank, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Bank. Such policies or other assets of the Bank shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Bank under this Plan. Any and all of the Bank’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Bank. Bank’s obligation under the Plan shall be that of an unfunded and unsecured promise of the Bank to pay money in the future. In the event that the Bank establishes a rabbi trust to hold assets intended to informally fund the Plan, in accordance with IRS Revenue Procedure 92-64, the rabbi trust shall be prohibited from acquiring Stock of the Company.

(c)
This Plan may be amended by action of the Board of Directors of the Bank, but only if (A) such amendment is made with the consent of all Participants who have not by such date received all of their vested accrued benefits under the Plan (or with the consent of surviving spouses instead of Participants, in cases where a Participant has died and his/her surviving spouse has not received complete distribution of the survivor benefit, if any, to which he/she may be entitled under the Plan), (B) such amendment is merely administrative in nature and does not materially affect the rights of Participants or spouses with respect to their current or future benefits, or (C) is made to comply with tax law or regulatory requirements. Such consent shall be required even if Participant is no longer employed by the Bank. Notwithstanding anything herein to the contrary, the Plan shall not be amended if such amendment would violate Code Section 409A.

(d)
Notwithstanding anything to the contrary herein, in the event that the Bank has a Change in Control, the Bank may terminate the Plan within the thirty (30) days preceding, but not following, the Change in Control, provided that (i) all agreements, methods, programs and other arrangements sponsored by the Bank immediately after the Change in Control with respect to which deferrals of compensation are treated as having been deferred under a single plan pursuant to Final Regulations Section 1.409A-1(c)(2), are terminated and liquidated with respect to each Participant that experienced such Change in Control, and (ii) all accrued benefits payable hereunder are paid to each affected Participant within twelve months of the Plan’s termination. In the event that the intent of any provision shall need to be construed in a manner to avoid taxability, such construction shall be made by the Bank, as administrator of the Plan, in a manner that would manifest to the maximum extent possible the original meaning of such provisions.

(e)
No Participant or spouse entitled to receive any benefit under this Plan shall have any equitable or security rights in any specific assets of the Bank, and rights of Participants or their spouses under this Plan shall not be greater than the rights of unsecured general creditors of the Bank.

(f)	No amounts owed hereunder shall be deemed a deposit or a checking or savings account.

(g)	This Plan shall not be construed as creating a contract of employment with respect to any Participant nor shall it create a right of continued employment for any Participant.

(h)
This Plan shall be binding upon and inure to the benefit of any successor to the Bank or its business as the result of merger, consolidation, reorganization, transfer or sale of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer or sale of assets or other similar transaction, the successor to the Bank or its business or subsequent successor thereto shall promptly notify Participants who have not received all of their benefits under the Plan (or spouses if they are receiving survivor benefits under this Plan), in writing of its successorship. In no event shall any such transaction described herein suspend, delay or otherwise interfere with the rights of Participants or spouses to receive benefits hereunder.

(i)
This Plan has been amended following the enactment of Code Section 409A and is intended to be construed consistent with the requirements of that Section, the Final Regulations and other guidance issued thereunder. If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner consistent with Code Section 409A, and if such construction is not possible, as if such provision had never been included. In the event that any of the provisions of the Plan or portion thereof are held to be inoperative or invalid by any court of competent jurisdiction, then (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be inoperative, and (2) the invalidity and enforceability of the remaining provisions will not be affected thereby.

8.Payment of Employment and Code Section 409A Taxes.
Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution. This Plan shall permit the acceleration of the time or schedule of a payment to pay employment-related taxes as permitted under Final Regulations Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder. In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

9.	Acceleration of Payments.
Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank, in accordance with the provisions of Final Regulations Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Final Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) in the case of certain distributions to avoid a non-allocation year under Code Section 409(p); (vi) to apply certain offsets in satisfaction of a debt of the Participant to the Bank; (vii) in satisfaction of certain bona fide disputes between the Participant and the Bank; or (viii) for any other purpose set forth in the Final Regulations and subsequent guidance.

10.	Choice of Law

This Plan shall be construed in accordance with the laws of the State of New Jersey to the extent such laws are not pre-empted by ERISA.

11.	ERISA Provisions

(a)
Named Fiduciary and Administrator. The Committee, as Administrator, shall be the “Named Fiduciary” of this Plan, as defined under ERISA. As Administrator, the Committee shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

(b)
In the event that benefits under this Plan are not paid to a Participant (or to his Beneficiary in the case of a Participant’s death) or the payment of benefits is curtailed and such claimant feels that he or she is entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Bank and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired. If claimants desire a second review, claimants shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Distribution Election Form(s) or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan upon which the decision is based. If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Distribution Election Form or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Exhibit A
INVESTORS SAVINGS BANK
AMENDED AND RESTATED
SUPPLEMENTAL ESOP AND RETIREMENT PLAN

Distribution Election Form for Supplemental Retirement Plan Benefit

Instructions: Use this distribution form to elect how you wish to receive your benefits from the portion of the Plan that provides benefits in excess of the benefits under the tax-qualified Retirement Plan. This form does not apply to the excess ESOP benefits under the Plan.

Due to IRS rules, individuals who participate in the Plan during 2007 must complete this form no later than December 31, 2007 or, if later, the last day of the transition period under Code Section 409A. Any individual who first becomes eligible for the Plan after December 31, 2007 must complete this form within 30 days after the date that he or she became eligible to participate in the Plan.

Print Name:

I am a Participant in the Investors Savings Bank Amended and Restated Supplemental ESOP and Retirement Plan (“Plan”), which was originally effective May 17, 1994, was restated effective January 1, 2005, and was restated again effective July 1, 2007. The Plan provides that Supplemental Retirement Plan Benefits will be paid upon my termination of employment. I understand that if I terminate employment before I reach age 55, my accrued Supplemental Retirement Plan Benefits will be paid in a single cash lump sum. However, the Plan provides that if I terminate employment on or after the date that I reach age 55, I must affirmatively elect the form of payment of my Supplemental Retirement Plan Benefits provided under the Plan. I understand that if I do not elect a form of payment below, my Supplemental Retirement Plan Benefits will be paid to me in a single cash lump sum and that my election below is irrevocable.

Accordingly, in the event that I am entitled to Supplemental Retirement Plan Benefits under the Plan upon my termination of employment after attaining age 55, I hereby elect that my Supplemental Retirement Plan Benefits will be paid in the following manner (please select only one optional form of benefit):

❑    Single Cash Lump Sum.

•	Life Annuity. This means payments will continue for my lifetime and when I die

•	there are no survivor benefits; any remaining benefits are returned to the Bank.

❑
Life Annuity with 120 Monthly Payments Guaranteed. This means that payments will continue for my lifetime, with at least 10 years of guaranteed payments. If I die before receiving 120 monthly payments, my beneficiary will continue to receive the payments that otherwise would have been paid to me; however, once all 120 monthly payments are complete, no further payments will be made to my beneficiary. If I die after receiving 120 monthly payments, there are no survivor benefits.

❑	Joint and 100% Survivor Annuity with 120 Monthly Payments Guaranteed. This means that payments will continue for the longer of my lifetime or the lifetime of my beneficiary, with at least 10 years of guaranteed payments to me or my beneficiary.

❑
Joint and 50% Survivor Annuity. This means that payments continue for my lifetime and when I die, my beneficiary will receive benefits for the remainder of his or her lifetime, but the beneficiary’s payment will be one-half the amount of the payment that I received during my lifetime.

I understand that none of the benefits paid from the Plan are eligible for tax-free rollover and I will be required to pay income tax on the amounts when they are paid to me.

Date:         Participant’s Signature:

Exhibit B

INVESTORS SAVINGS BANK
AMENDED AND RESTATED
SUPPLEMENTAL ESOP AND RETIREMENT PLAN

Distribution Election Form for Supplemental ESOP Benefit

Instructions: Use this distribution form to elect how you wish to receive your benefits from the portion of the Plan that provides benefits in excess of the tax-qualified Employee Stock Ownership Plan (ESOP). This form does not apply to the Plan benefits attributable to amounts in excess of the tax-qualified Retirement Plan.

Due to IRS rules, individuals who participate in the Plan during 2007 must complete this form no later than December 31, 2007 or, if later, the last day of the transition period under Code Section 409A. Any individual who first becomes eligible for the Plan after December 31, 2007 must complete this form within 30 days after the date that he or she became eligible to participate in the Plan.

Print Name:

I am a participant in the Investors Savings Bank Amended and Restated Supplemental ESOP and Retirement Plan (“Plan”), which was originally effective May 17, 1994, was restated effective January 1, 2005, and was restated again effective July 1, 2007. The Plan provides that Supplemental ESOP Benefits will be paid upon my termination of employment. However, Internal Revenue Code Section 409A requires that I must affirmatively elect the form of payment of my nonqualified deferred compensation benefits provided under the Plan. I understand that I may elect one form of distribution under the Plan in the event of my termination of employment for reasons other than due to my Disability, and that I may make an alternative election as to the form of distribution upon my termination due to Disability. I understand that if I do not elect a form of payment below, my Supplemental ESOP Benefits will be paid to me in a single cash lump sum and that my election below is irrevocable.

Accordingly, in the event that I am entitled to Supplemental ESOP Benefits under the Plan upon my termination of employment (other than due to Disability), I hereby elect that my Supplemental ESOP Benefits will be paid in the following manner (please select only one optional form of benefit):

❑    Single Cash Lump Sum
❑    Installments over          years (not to exceed 5 years).
Optional Distribution Election due to Disability
In the event I am entitled to Supplemental ESOP Benefits under the Plan upon my termination of employment due to my Disability, I hereby elect that my Supplemental ESOP Benefits will be paid in the following manner (please select only one optional form of benefit--such election may be different than my selections above):

❑    Single Cash Lump Sum
❑    Installments over          years (not to exceed 5 years).

I understand that none of the benefits paid from the Plan are eligible for tax-free rollover and I will be required to pay income tax on the amounts when they are paid to me.

Date:         Participant’s Signature:

INVESTORS SAVINGS BANK
AMENDED AND RESTATED
SUPPLEMENTAL ESOP AND RETIREMENT PLAN
Effective as of July 1, 2007
_______________________

Amendment Number One
_______________________

The Investors Savings Bank Amended and Restated Supplemental ESOP and Retirement Plan, effective as of July 1, 2007 (the “Plan”) is hereby amended in accordance with the following:

Effective September 19, 2011, the name “Investors Savings Bank” shall be replaced by “Investors Bank” wherever it appears in the Plan.

IN WITNESS WHEREOF, this Amendment Number One has been executed by a duly authorized officer of Investors Bank, on the date set forth below.

INVESTORS BANK

8/23/2011                By: /s/ Domenick Cama
Date